UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2025

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42806	33-0662986
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of registrant’s principal executive office) (Zip code)

+61-03-9882-0780

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PPCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2025, Propanc Biopharma., Inc. (the “Company”) entered into an underwriting agreement with D. Boral Capital, LLC, as representative (the “Representative”) of the underwriters (the “Underwriters”) in connection with a public offering of the Company’s common stock, par value $0.001 (the “Common Stock”). The Underwriting Agreement provides for the offer and sale of 1,000,000 shares of Common Stock at a price to the public of $4.00 per share (the “Offering”). In connection therewith, the Company agreed to issue to the Representative, warrants to purchase 30,000 of shares of Common Stock at a price equal $4.00 per share (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, from February 15, 2026 through August 15, 2030. The Company also granted the Underwriters an overallotment option for a period of 45 days to purchase up to an additional 150,000 shares of Common Stock. The Offering was made pursuant to a Registration Statement on Form S-1 (File No. 333-282886) (the “Registration Statement”), and a related prospectus filed with the Securities and Exchange Commission (“SEC”), which was declared effective by the SEC on August 13, 2025.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the Underwriter may be required to make because of any of those liabilities.

On August 18, 2025, the Offering was completed. At the closing, the Company (i) sold 1,000,000 shares of Common Stock for total gross proceeds of $4,000,000, and (ii) issued the Representative’s Warrants. After deducting the underwriting commissions and Offering expenses, the Company received net proceeds of $3,340,000.

The foregoing descriptions of the Underwriting Agreement, and the Representative’s Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, and the Representative’s Warrants, which are attached hereto as Exhibit 1.1, and Exhibit 4.1, and incorporated herein by reference.

Independent Director Agreements

Additionally, on August 14, 2025, in connection with the Offering, the Company entered into an Independent Director Agreement with each of Joseph Himy and Annie VanBroekhoven (the “Independent Director Agreements”) pursuant to which Mr. Himy and Ms. VanBroekhoven would each serve as a director of the Company until removal or resignation, and with compensation terms reserved for future determination.

The foregoing description of the Independent Director Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Independent Directors Agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Item 1.01 is incorporated by reference into this Item 5.02. On August 14, 2025, Joseph Himy and Annie VanBroekhoven were appointed as members of the Company’s Board of Directors. Mr. Himy and Ms. VanBroekhoven will both be members of the Company’s Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee.

Item 8.01 Other Events.

In connection with the Offering, the Common Stock was approved for listing on the Nasdaq Capital Markets LLC (the “Nasdaq”) under the symbol “PPCB” and commenced trading on the Nasdaq on August 15, 2025.

On August 14, 2025, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On August 19, 2025, the Company issued press release announcing the closing of the Offering, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein..

Exhibits 99.1 and 99.2 contain forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement dated August 14, 2025, by and among Propanc Biopharma, Inc., D. Boral Capital, LLC, and Craft Capital Management LLC
4.1	Representative’s Warrant dated August 15, 2025
10.1	Independent Director Agreement dated August 14, 2025, by and between Propanc Biopharma, Inc. and Joseph Himy
10.2	Independent Director Agreement dated August 14, 2025, by and between Propanc Biopharma, Inc. and Annie VanBroekhoven
99.1	Press Release dated August 14, 2025
99.2	Press Release dated August 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2025	PROPANC BIOPHARMA, INC.

	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
	Title:	Chief Executive Officer and Chief Financial Officer